ENVIRONMENTAL INDEMNITY

Cover Sheet

Date:	September 16, 2010
Borrower:	G&E HC REIT II Pocatello MOB, LLC, a Delaware limited liability company
Borrower’s Notice Address:
1551 N. Tustin Avenue, Suite 300 Santa Ana, CA 92705 Attn: Andrea R. Biller and Mathieu Streiff
Indemnitor:	Grubb & Ellis Healthcare REIT II, Inc.
Indemnitor’s Notice Address:
1551 N. Tustin Avenue, Suite 300 Santa Ana, CA 92705 Attn: Andrea R. Biller and Mathieu Streiff
Lender:	Sun Life Assurance Company of Canada, a Canadian corporation, together with other holders from time to time of the Note (as herein defined).
Lender’s Notice Address:
c/o Sun Life Assurance Company of Canada One Sun Life Executive Park Wellesley Hills, Massachusetts 02481 Attention: Mortgage Investments Group
State:	Idaho
Note:	a Promissory Note from Borrower to Lender of even date herewith in the principal amount of $8,000,000.00, and all replacements, substitutions, modifications, renewals and extensions thereof.
Property:	a leasehold interest in the land, improvements and personal property located at 777 Hospital Way, Building A, Pocatello, Idaho, and being more particularly described in the Mortgage as Parcel 1.
Mortgage:
a certain Leasehold Deed of Trust, Security Agreement and Fixture Filing from Borrower to Lender encumbering the
Property, of even date herewith, and all modifications or amendments thereto or extensions thereof.

Table of Contents

1.	DEFINITION OF TERMS

2.	INDEMNITY

3.	REPRESENTATIONS AND WARRANTIES

3.1 3.2 3.3 3.4	Compliance with Laws Contamination Legal Actions Use and Condition of the Property

4.	COVENANTS

4.1 4.2 4.3 4.4	Notice Use Clean-Up Liens

5.	GENERAL

5.1 5.2 5.3 5.4 5.5 5.6 5.7 5.8 5.9	Survival Remedies Cumulative Joint and Several Liability Notices Governing Law Successors and Assigns Construction Severability Time of the Essence

6. JOINDER BY BORROWER

1.	DEFlNlTlON OF TERMS. As used herein, the terms defined on the cover sheet hereof shall have the meanings given on such sheet, and the following terms shall have the following meanings:

1.1	Clean Up: removal and/or remediation of Contamination in accordance with Laws and good commercial practice.

1.2	Contamination: the presence of, use, generation, manufacture, storage, treatment, disposal, discharge or release on, from or to the Property of Hazardous Substances in violation of any Law.

1.3	Environmental Actions or Claims: any claim, action or proceeding brought by a governmental authority in connection with Contamination or any claim or action brought by a third party relating to Contamination.

1.4	Hazardous Substances: all substances and compounds prohibited or regulated under any Law; materials containing asbestos or urea formaldehyde; gasoline and other petroleum products; flammable explosives; radon and other natural gases; radioactive materials; toxic mold; and polychlorinated biphenyls and similar solvents.

1.5	Laws: any and all Federal, regional, state or local laws, ordinances, rules, regulations, statutes, decisions, orders, judgments, directives or decrees of any governmental or regulatory authority, court or arbitrator whether now in force or as amended or enacted in the future, relating to health or the environment, including, without limitation, the Water Pollution Control Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended by the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Control Act, the Federal Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Safe Drinking Water Act, the following State Laws:

(1) Idaho Code, Title 39 (Health and Safety), including without limitation:

(a) Chapter 36 (Water Quality), Idaho Code §§ 39-3601—39-3639;

(b) Chapter 44 (Hazardous Waste Management Act), Idaho Code §§ 39-4401—39-4432;

(c) Chapter 71 (Idaho Hazardous Substance Response Act), Idaho Code §§ 39-7101—39-7115;

(d) Chapter 62 (PCB Waste Disposal Act), Idaho Code §§39-6201—39-6216;

(e) Chapter 74 (Idaho Solid Waste Facilities Act), Idaho Code §§ 39-7401—39-7420;

(f) Chapter 30 (Radiation and Nuclear Material), Idaho Code §§ 39-3001—39-3029;

(2)	All administrative rules promulgated by the Idaho Department of Environmental Quality;

and all regulations thereunder.

2.	INDEMNITY. Indemnitor acknowledges that because of Indemnitor’s relationship to Borrower, Indemnitor will substantially benefit from the making of the loan from Lender to Borrower evidenced by the Note. For this and other valuable consideration, Borrower and Indemnitor hereby agree to indemnify, defend with counsel approved by Lender and hold harmless Lender, its agents, employees and contractors from and against, and, upon demand, reimburse Lender for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Lender by reason of, on account of or in connection with (a) any Contamination, (b) any Clean-Up, (c) any Environmental Actions or Claims, (d) the imposition or recording of a lien against the Property due to any Contamination; (e) any breach by Indemnitor of the covenants contained herein, or (f) any representation or warranty made by Indemnitor herein which proves to be untrue, misleading or is not fulfilled, in any material way.

The foregoing indemnification shall apply in all instances, unless the claim was directly caused by the gross negligence or intentional misconduct of Lender.

Notwithstanding anything set forth herein to the contrary, Indemnitor’s and Borrower’s obligations under this Section 2 shall be limited to such obligations directly or indirectly arising out of or resulting from any Hazardous Substances that were present or released in, on or around any part of the Property at any time before or while the Borrower held title to or was in possession or control of the Property regardless of when discovered.

3.	REPRESENTATIONS AND WARRANTIES. Except as disclosed in that certain Phase I Environmental Site Assessment Report, prepared by Partner Engineering and Science, Inc., dated May 24, 2010, Borrower and Indemnitor represent and warrant that, to the best of their knowledge, after due investigation and inquiry, the following are true, correct and complete:

3.1	Compliance with Laws. The Property and each tenant’s use of the Property are in compliance with all Laws.

3.2	Contamination. No Contamination has occurred.

3.3	Legal Actions. There are no Environmental Actions or Claims pending or threatened against Borrower, the Property, Indemnitor, or any tenant on the Property.

3.4	Use and Condition of the Property. None of the tenants or occupants nor any prior tenants or occupants on the Property use or operate or have used or operated the Property in a manner which resulted or will result in Contamination. The buildings and other improvements on the Property do not contain any urea formaldehyde or asbestos.

4.	COVENANTS.

4.1	Notice. Borrower and Indemnitor shall notify Lender immediately, in writing, of any existing, pending or threatened Contamination or Environmental Actions or Claims.

4.2	Use. Indemnitor shall cause Borrower not to use or permit the use or occupancy of the Property in a manner which will result in Contamination and Indemnitor shall cause Borrower to take all steps reasonably necessary under the circumstances including, without limitation, periodic inspections and assessments of the Property, to determine whether Contamination has occurred. Borrower shall not use or permit the use or occupancy of the Property in a manner which will result in Contamination and Borrower shall take all steps reasonably necessary under the circumstances including, without limitation, periodic inspections and assessments of the Property, to determine whether Contamination has occurred. Notwithstanding the foregoing, Borrower and Indemnitor may use and permit the use of substances customarily used in and about medical office buildings (including common cleaning supplies and other substances and materials used in connection with medical practices); provided, however, that (i) all such substances are used in full compliance with all Laws and high standards in medical practices, (ii) no such substances are released or disposed of on the Property in violation of any Laws, and (iii) all indemnities of Indemnitor contained herein extend to such substances and the use thereof, notwithstanding that the use of such substances may be permitted hereby.

4.3	Clean-Up. Subject to obtaining Lender’s consent if required under the Mortgage, Indemnitor shall cause Borrower to initiate Clean-Up of any Contamination within 30 days after discovery or after written notice to Borrower from any person or, if the Contamination poses an imminent hazard to the Property, the public or the environment, within 3 days after discovery or after reasonable notice of any kind from any person and Indemnitor shall cause Borrower to diligently pursue such Clean-Up to completion. Subject to obtaining Lender’s consent if required under the Mortgage, Borrower shall initiate Clean-Up of any Contamination within 30 days after discovery or after written notice to Borrower from any person or, if the Contamination poses an imminent hazard to the Property, the public or the environment, within 3 days after discovery or after reasonable notice of any kind from any person and Borrower shall diligently pursue such Clean-Up to completion.

4.4	Liens. Indemnitor shall cause Borrower to discharge promptly any lien filed or recorded against the Property relating to any Contamination. Borrower shall discharge promptly any lien filed or recorded against the Property relating to any Contamination.

5.	GENERAL.

5.1	Survival. The indemnities and covenants contained herein shall survive the discharge of the Mortgage, whether through full payment of the Note, foreclosure, deed in lieu of foreclosure or otherwise.

5.2	Remedies Cumulative. Lender’s rights and remedies against Borrower and Indemnitor hereunder shall be in addition to and not in lieu of all other rights and remedies of Lender at law or in equity.

5.3	Joint and Several Liability. If there is more than one Indemnitor or if Indemnitor or Borrower is composed of more than one party, the obligations, representations, covenants and agreements contained herein are and shall be joint and several as to each such party.

5.4	Notices. Any notice, request, demand or other communication required or permitted under this Indemnity (unless otherwise expressly provided herein) shall be given in writing by delivering the same in person to the intended addressee, by overnight courier service with guaranteed next day delivery or by certified United States Mail postage prepaid sent to the intended addressee at the applicable Notice Address or to such different address as Borrower, Indemnitor or Lender shall have designated by written notice to the other sent in accordance herewith. Such notices shall be deemed given when received or, if earlier, in the case of delivery by courier service with guaranteed next day delivery, the next day or the day designated for delivery, or in the case of delivery by certified United States Mail, 2 days after deposit therein. No notice to or demand on Indemnitor in any case shall itself entitle Indemnitor to any other or further notice or demand in similar or other circumstances.

5.5	Governing Law. This Agreement shall be construed according to and governed by the laws of the State.

5.6	Successors and Assigns. The terms and conditions of this Agreement shall be binding upon Indemnitor and Indemnitor’s successors, assigns and legal representatives.

5.7	Construction. Whenever the word Indemnitor is used in this Agreement in the singular, it shall be held and construed to include all Indemnitors.

5.8	Severability. A determination that any provision of this Indemnity is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Indemnity to any person or circumstances is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

5.9	Time of the Essence. Time is of the essence of each and every performance obligation of Indemnitor under this Agreement.

6.	JOINDER BY BORROWER. Borrower hereby joins in this Environmental Indemnity for the purpose of agreeing to be bound jointly and severally with Indemnitor under the indemnification provisions of Paragraph 2 and the representations and warranties under Paragraph 3.

[Signatures of Parties Appear on the Following Page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

BORROWER:

G&E HC REIT II POCATELLO MOB, LLC, a
Delaware limited liability company

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Authorized Signatory

INDEMNITOR:

Grubb & Ellis Healthcare REIT II, Inc., a

Maryland corporation

By: /s/ Danny Prosky
Name: Danny Prosky
Title: President and Chief Operating Officer